UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Tekla Healthcare Opportunities Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary proxy materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

MUTUAL FUND SERVICES

IMPORTANT NOTICE

TEKLA CAPITAL MANAGEMENT LLC

Investment Advisor for

TEKLA HEATHCARE OPPORTUNITIES FUND (THQ)

October 5, 2023

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in Tekla Healthcare Opportunities Fund (THQ) (the “Fund”). This matter pertains to an important operating initiative for the Fund for which we need your consideration and response. The deadline to hear from you is 5:00 p.m. Eastern Time on October 24, 2023.

It is very important that we speak to you regarding this matter. Please contact us toll-free (800) 714-2193 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference your Tekla Investor ID listed below.

INVESTOR PROFILE:

Investor ID: “Mail ID:	Security ID: “CUSIP”
Shares owned: “Shares:	Household ID: “householder ID”

There is no confidential information required at any time and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

DANIEL R. OMSTEAD, PH.D.

President and Chief Executive Officer

OFFICIAL BUSINESS  This is not a scam, fraud or scheme. This document relates to an investment in the Tekla Healthcare Opportunities Fund (THQ) you own in your bank or Brokerage account. Remember, we will never ask you for any confidential information whether via email or over the phone.